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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                                October 23, 2001
                ------------------------------------------------
                Date of report (Date of earliest event reported)


                                   BUCA, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      Minnesota                       0-25721                     41-1802364
------------------------      ------------------------       -------------------
(State of Incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

                         1300 Nicollet Mall, Suite 5003
                          Minneapolis, Minnesota                       55403
                     ----------------------------------------       ----------
                     (Address of Principal Executive Offices)       (Zip Code)


                        Telephone Number: (612) 288-2382
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

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Item 5.   Other Events.

     On October 23, 2001, BUCA, Inc. issued a press release, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

     On October 24, 2001, the Company announced that capital expenditures for fiscal 2001 are expected to be in the high $40 million dollar range and that the Company expects capital expenditures in fiscal 2002 to be in the low $40 million dollar range. The Company also announced that for fiscal 2002, it expects to generate approximately 500 new restaurant sales weeks.

     Forward-looking statements contained in the press release (as described and identified in the last paragraph of the release) involve risks and uncertainties. Actual results could differ materially. Factors that could cause actual results to differ include:

The Company's Business Could Be Materially Adversely Affected if the Company is Unable to Expand in a Timely and Profitable Manner

     To continue to grow, the company must open new BUCA di BEPPO restaurants on a timely and profitable basis. The company has experienced delays in restaurant openings from time to time and may experience delays in the future. Delays or failures in opening new restaurants could materially adversely affect the company's business, financial condition, operating results or cash flows. The company expanded from 11 restaurants at the end of fiscal 1997 to 51 restaurants at the end of fiscal 2000. During fiscal 2001, the company opened 17 new restaurants, increasing the total number of restaurants to 68. The company expects to open a total of 14 restaurants during fiscal 2002. The company's ability to expand successfully will depend on a number of factors, some of which are beyond the company's control, including the:

     o    identification and availability of suitable restaurant sites;
     o    competition for restaurant sites;
     o    negotiation of favorable leases;
     o timely development in certain cases of commercial, residential, street or highway construction near the company's restaurants;
     o    management of construction and development costs of new restaurants;
     o    securing of required governmental approvals, permits and licenses;
     o recruitment of qualified operating personnel, particularly Paisano Partners and kitchen managers;
     o    competition in new markets; and
     o    general economic conditions.

     In addition, the company contemplates entering new markets in which the company has no operating experience. These new markets may have different demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns than the company's existing markets, which may cause the company's new restaurants to be less successful in these new markets than in the company's existing markets. Furthermore, a sustained history of operating losses at a restaurant could result in a charge for impairment of assets.

The Company May Not Be Able to Achieve and Manage Planned Expansion

     The company faces many business risks associated with rapidly growing companies, including the risk that the company's existing management, information systems and

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financial controls will be inadequate to support the company's planned expansion. The company cannot predict whether the company will be able to respond on a timely basis to all of the changing demands that the company's planned expansion will impose on management and these systems and controls. If the company fails to continue to improve management, information systems and financial controls or encounters unexpected difficulties during expansion, the company's business, financial condition, operating results or cash flows could be materially adversely affected.

     Furthermore, the company may seek to acquire the operations of other restaurants. To do so successfully, the company would need to identify suitable acquisition candidates, obtain financing on acceptable terms, and negotiate acceptable acquisition terms. Even if the company is successful in completing acquisitions, they may have a material adverse effect on the company's operating results, particularly in the fiscal quarters immediately following the completion of an acquisition, while the acquisition is being integrated into the company's operations. The company does not currently have any definitive agreements, arrangements or understandings regarding any particular acquisition.

Fluctuations in the Company's Operating Results May Result in Decreases in the Company's Stock Price

     The company's operating results will fluctuate significantly because of several factors, including the timing of new restaurant openings and related expenses, profitability of new restaurants, increases or decreases in comparable restaurant sales, general economic conditions, seasonality of restaurant sales, consumer confidence in the economy, changes in consumer preferences, competitive factors and weather conditions. As a result, the company's operating results may fall below the expectations of public market analysts and investors. In that event, the price of the company's common stock would likely decrease.

     In the past, the company's preopening costs have varied significantly from quarter to quarter primarily due to the timing of restaurant openings. The company typically incurs most preopening costs for a new restaurant within the two months immediately preceding, and the month of, its opening. In addition, the company's labor and operating costs for a newly opened restaurant during the first three to six months of operation are materially greater than what can be expected after that time, both in aggregate dollars and as a percentage of restaurant sales. Accordingly, the volume and timing of new restaurant openings in any quarter has had, and is expected to continue to have, a significant impact on quarterly preopening costs and labor and direct and occupancy costs. Due to these factors, results for a quarter may not be indicative of results to be expected for any other quarter or for a full fiscal year.

Because of the Company's Small Restaurant Base, the Company's Operating Results Could Be Materially Adversely Affected By the Negative Performance of a Small Number of Restaurants

     Due to the company's small restaurant base, poor operating results at any one or more

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restaurants could materially adversely affect the company's business, financial condition, operating results or cash flows. The company's operating results achieved to date may not be indicative of the company's future operating results with a larger number of restaurants in a more diverse geographic area.

Changes in Consumer Preferences or Discretionary Consumer Spending Could Negatively Impact the Company Results

     The company's restaurants feature immigrant Southern Italian cuisine served family-style. The company's continued success depends, in part, upon the popularity of this type of Italian cuisine and this style of informal dining. Shifts in consumer preferences away from the company's cuisine or dining style could materially adversely affect the company's future profitability. Also, the company's success depends to a significant extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce guest traffic or impose practical limits on pricing, either of which could materially adversely affect the company's business, financial condition, operating results or cash flows.

The Company May Be Unable to Sustain Profitability

     The company intends to expend significant financial and management resources on the development of additional restaurants. The company cannot predict whether the company will be able to sustain revenue growth, profitability or positive cash flow in the future. Failure to achieve these objectives may cause the company's stock price to decline and make it difficult to raise additional capital.

The Company Could Face Potential Labor Shortages

     The company's success depends in part upon the company's ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and wait staff, necessary to keep pace with the company's expansion schedule. Qualified individuals needed to fill these positions are in short supply in certain areas, and the inability to recruit and retain such individuals may delay the planned openings of new restaurants or result in high employee turnover in existing restaurants, which could have a material adverse effect on the company's business, financial condition, operating results or cash flows. Additionally, competition for qualified employees could require the company to pay higher wages to attract sufficient employees, which could result in higher labor costs.

The Company's Operations Depend on Governmental Licenses

     The company's business depends on obtaining and maintaining required food service, health department and liquor licenses for each of the company's restaurants. If the company fails to hold all necessary licenses, the company may be forced to delay or cancel new

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restaurant openings and close or reduce operations at existing locations.

The Company May be Unable to Fund the Company's Significant Future Capital Needs and the Company May Need Additional Funding Sooner Than Anticipated

     The company will need substantial capital to finance the company's expansion plans, which require funds for capital expenditures, preopening costs and potential initial operating losses related to new restaurant openings. The company may not be able to obtain additional financing on acceptable terms. If adequate funds are not available, the company will have to curtail projected growth, which could materially adversely affect the company's business, financial condition, operating results or cash flows. Moreover, if the company issues additional equity securities, existing shareholders' holdings may be diluted.

     Although the company expects that the net proceeds of the recent private placement, combined with other resources, will be sufficient to fund the company's capital requirements at least through fiscal 2002, this may not be the case. The company may be required to seek additional capital earlier than anticipated if:

     o future actual cash flows from operations fail to meet the company's expectations;
     o costs and capital expenditures for new restaurant development exceed anticipated amounts;
     o the company is unable to obtain sale-leaseback financing of certain restaurants;
     o landlord contributions, loans and other incentives are lower than expected;
     o the company is required to reduce prices to respond to competitive pressures; or
     o the company is able to secure a greater number of attractive development sites than currently anticipated.

     The above factors and other factors are discussed in more detail in the company's Annual Report on form 10-K for the fiscal year ended December 31, 2000, and other reports previously filed with the SEC. The company disclaims any obligation to update forward-looking statements.


Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits
               --------

                  99       Press Release dated October 23, 2001.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 24, 2001

                                       BUCA, INC.
                                       (Registrant)


                                       By /s/ Greg A. Gadel
                                          --------------------------------------
                                          Greg A. Gadel
                                          Executive Vice President, Chief
                                          Financial Officer, Treasurer and
                                          Secretary

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